UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective June 3, 2013, Spectrum Pharmaceuticals, Inc. (the “Company”) appointed Kurt A. Gustafson as its Executive Vice President, Chief Financial Officer and Principal Accounting Officer. Concurrently with Mr. Gustafson’s appointment, Brett L. Scott, who formerly held the positions of Senior Vice President and Acting Chief Financial Officer and served as the Company’s Principal Accounting Officer, transitioned to the new role of Senior Vice President of Finance and will report directly to Mr. Gustafson.

(c) See Item 5.02(b) above. Mr. Gustafson, age 45, has more than twenty years’ experience in the pharmaceutical industry. Since 2009, Mr. Gustafson has served as Vice President and Chief Financial Officer of Halozyme Therapeutics, Inc., a biopharmaceutical company developing and commercializing products targeting the extracellular matrix for the diabetes, oncology, dermatology, and drug delivery markets. Prior to joining Halozyme, Mr. Gustafson gained extensive operational and managerial experience in financial planning and analysis, accounting, treasury and international responsibility during his 18 years with Amgen Inc. In his most recent position with Amgen, as Vice President, Manufacturing Finance, Mr. Gustafson had financial responsibility for each of Amgen’s worldwide manufacturing sites and the Cost Accounting Group. From 2004 to 2006, Mr. Gustafson was Vice President, Finance and CFO of Amgen International, responsible for financial planning and accounting for Ex-US operations. Stationed in Switzerland, Mr. Gustafson was responsible for Amgen’s International Operations, which spanned Europe, the Middle East, Eastern Europe, North Africa and Australia. From 2000 to 2004, Mr. Gustafson headed up Corporate Financial Planning and Analysis, most recently as Vice President, Corporate Financial Planning & Analysis. From 1991 to 2000, Mr. Gustafson held multiple positions in Amgen’s Treasury group with increasing levels of responsibility, most recently serving as Treasurer, where he oversaw the tax department and the customer finance group. Prior to joining Amgen, Mr. Gustafson worked in public accounting as Staff Auditor at Laventhol & Horwath in Chicago. He earned a B.A. in accounting from North Park University in Chicago and an M.B.A. from University of California, Los Angeles.

Mr. Gustafson has an at-will employment relationship with the Company. He is eligible to receive a base salary of $450,000 per year and an annual performance-based bonus of up to 50% of such salary. Mr. Gustafson is also eligible to participate in the Company’s other benefits programs, and is entitled to an auto allowance of $12,000 per year.

In connection with his employment, Mr. Gustafson was granted 250,000 stock options at an exercise price per share equal to the closing sales price of the Company’s common stock on May 31, 2013, or $8.21. The stock options have a ten-year term and 25% vest on June 3, 2014, with the remaining shares to vest in equal monthly amounts over a three-year period thereafter. Additionally, Mr. Gustafson was awarded 100,000 shares of restricted stock. The shares of restricted stock vest as to 25% on June 3, 2014, with the remaining shares to vest in equal annual amounts over a three-year period thereafter. The grant and award described above were made under, and are subject to the terms of, the Company’s 2009 Incentive Award Plan.

A copy of the press release announcing the Company’s appointment of Mr. Gustafson as its Executive Vice President, Chief Financial Officer and Principal Accounting Officer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Spectrum Pharmaceuticals, Inc., dated June 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Spectrum Pharmaceuticals, Inc., dated June 5, 2013.